UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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RIVERVIEW FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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RIVERVIEW FINANCIAL CORPORATION
3901 North Front Street
Harrisburg, PA 17110

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 13, 2019

May 9, 2019

Dear Shareholder:
This letter supplements the Proxy Statement dated May 1, 2019 provided to shareholders of Riverview Financial Corporation (the “Company”) in connection with the Annual Meeting of Shareholders to be held on June 13, 2019 (the “Annual Meeting”).  At the Annual Meeting, shareholders are being asked to elect four directors, approve the 2019 Equity Incentive Plan, and ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
In connection with the requested approval of the 2019 Equity Incentive Plan (the “Plan”), the following additional information is hereby being provided to shareholders:
•	As of May 8, 2019, there were 14 non-employee directors and approximately 307 employees eligible to participate and receive awards under the Plan.
•	The closing sale price of the Company's common stock as reported on the NASDAQ Global Market on May 8, 2019 was $11.33.
Thank you for your continued support of our Company.

Sincerely,
/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer